Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 22, 2014, relating to the consolidated financial statements of Alliant Techsystems Inc. and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Alliant Techsystems Inc. for the year ended March 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
February 6, 2015